Registration No. 333-156958
Rule 424(b)(2) Prospectus
Prospectus Supplement
(To Prospectus Dated February 13, 2009)
$7,000,000 principal amount of 12.5% Subordinated Convertible Notes due July 1, 2011
(each Note convertible into shares of Common Stock)
46,666 Shares of Common Stock
BMP Sunstone Corporation
We are offering $7,000,000 principal amount of 12.5% Subordinated Convertible Notes due July 1, 2011, convertible into shares of common stock, directly to investors. We are also offering up to 46,666 shares of our common stock to Philadelphia Brokerage Corporation as partial compensation for the placement agency fee contemplated hereby. In connection with this offering, we will pay fees to our placement agent, Philadelphia Brokerage Corporation. Please read “Plan of Distribution” on page S-8 of this prospectus supplement for more information regarding this arrangement.
Our common stock is listed on the Nasdaq Global Market under the symbol “BJGP”. The last reported sale price of the common stock on the Nasdaq Global Market on March 13, 2009 was $2.73 per share.
Investing in our securities involves a high degree of risk.
Please read “Risk Factors” beginning on page S-3 of this prospectus supplement and page 6 of the prospectus and the documents incorporated by reference herein.

	Per Note		Total
Public offering price	$1,000		$7,000,000
Placement agent’s fees	$40	(1)	$280,000	(1)
Proceeds, before expenses, to us	$960		$6,720,000

(1)	We have engaged Philadelphia Brokerage Corporation as placement agent to use reasonable efforts to solicit offers to purchase our Notes in this offering. The placement agent is not purchasing or selling any Notes pursuant to this prospectus supplement or the accompanying prospectus. The placement agent will receive a fee equal to six percent (6%) of the gross proceeds received by us in the offering, payable as follows: (i) one-third (1/3) of the fee shall be payable in shares of our common stock valued at $3.00 per share, which equals 46,666 shares of our common stock (assuming the purchase of all of the Notes we are offering) and (ii) two-thirds (2/3) of the fee shall be payable by wire transfer of immediately available funds to an account or accounts designated by the placement agent.
We expect that delivery of the Notes being offered pursuant to this prospectus supplement will be made to investors on or about March 18, 2009.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Placement Agent
Philadelphia Brokerage Corporation

The date of this prospectus supplement is March 16, 2009.

Prospectus Supplement
Prospectus

     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “the Company,” “BMP Sunstone,” “we,” “us,” “our,” or similar references mean BMP Sunstone Corporation.
     This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Notes and also adds to and updates information contained in or incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more information about us and the securities we may offer from time to time under our shelf registration statement. To the extent there is a conflict between the information contained, or referred to, in this prospectus supplement, on the one hand, and the information contained, or referred to, in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.
     We have not authorized any broker, dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy Notes, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or units are sold on a later date.
     It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referenced in the section entitled “Incorporation of Certain Information by Reference” in this prospectus supplement.

THE OFFERING

Securities offered by us	12.5% Subordinated Convertible Notes of the Company, convertible into shares of common stock of the Company, $0.001 par value per share. Please read “Description of the Notes” on page S-9 of this prospectus supplement. We are also offering up to 46,666 shares of our common stock to Philadelphia Brokerage Corporation as partial compensation for the placement agency fee contemplated hereby.

Interest Payment Dates	April 1, July 1, October 1 and January 1 in each year, commencing April 1, 2009 at the rate of 12.5% per annum.

Maturity Date	July 1, 2011.

Conversion	The holder of each Note is entitled, at any time after the close of business on May 15, 2009, to convert the Note (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof), at the principal amount thereof, or of such portion, into fully paid and non-assessable shares of common stock at a conversion price per share of $3.00, subject to certain potential adjustments. Please read “Description of the Notes” on page S-9 of this prospectus supplement.

Ranking	The Notes will be subordinated to “senior indebtedness”, which means principal of (and premium, if any), accrued interest, fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all indebtedness of the Company (including indebtedness of others guaranteed by the Company) under the 10.0% Senior Secured Promissory Notes Due May 1, 2009. Please read “Description of the Notes” on page S-9 of this prospectus supplement.

Covenants	The Notes will be issued under an indenture with The Bank of New York Mellon, as trustee, which contains covenants for your benefit. These covenants restrict our ability, with certain exceptions, to:

• incur debt secured by liens;

• engage in sale/leaseback transactions; or

• merge or consolidate with another entity or sell substantially all of our assets to another entity. Please read “Description of the Notes” on page S-9 of this prospectus supplement.

Use of proceeds	We estimate that we will receive net proceeds from this offering of approximately $6,620,000 million, including placement agent fees and estimated offering expenses. We intend to use the net proceeds from this offering to repay a portion of the $12.65 million outstanding of 10.0% Senior Secured Promissory Notes due May 1, 2009 and for general corporate purposes. Please read “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk factors	Please read “Risk Factors” on Page S-3 of this prospectus supplement, “Risk Factors” on page 6 of the prospectus and “Risk Factors” and “Forward Looking Information” set forth in our annual report on Form 10-K, filed on March 17, 2008 (as such may be supplemented and amended from time to time by our filings under the Securities Exchange Act of 1934, as amended) for a discussion of material risks that prospective purchasers of our Notes should consider.

Placement Agent fees	We have engaged Philadelphia Brokerage Corporation as placement agent to use reasonable efforts to solicit offers to purchase our Notes in this offering. The placement agent will receive a fee equal to six percent (6%) of the gross proceeds received by us in the offering, payable as follows: (i) one-third (1/3) of the fee shall be payable in shares of our common stock valued at $3.00 per share, which equals 46,666 shares of our common stock (assuming the purchase of all of the Notes we are offering) and (ii) two-thirds (2/3) of the fee shall be payable by wire transfer of immediately available funds to an account or accounts designated by the placement agent.

Other indebtedness	The Company and its subsidiaries may have additional indebtedness incurred in the ordinary course of business.

In addition, simultaneous with this offering, the Company intends to offer approximately $1,000,000 in principal amount of 12.5% March Exchange Secured Convertible Notes due July 1, 2011 in exchange for approximately $1,000,000 in principal amount of currently outstanding 10.0% Senior Secured Promissory Notes due May 1, 2009. This exchange shall have substantially similar terms to the Company’s Note exchange as reported on its Form 8-K, filed with the Securities and Exchange Commission on January 22, 2009.

In addition, on or about the date hereof, the Company intends to offer up to approximately $6,350,000 in principal amount of 12.5% March Cash Secured Convertible Notes due July 1, 2011. The 12.5% March Cash Secured Convertible Notes due July 1, 2011 shall have substantially similar terms to the 12.5% March Exchange Secured Convertible Notes due July 1, 2011 discussed above.

The 12.5% Secured Convertible Notes due July 1, 2011, the 12.5% March Exchange Secured Convertible Notes due July 1, 2011 and the 12.5% March Cash Secured Convertible Notes due July 1, 2011 shall rank pari passu to the Notes offered by the Company in this offering. Please read the second risk in “Risk Factors” on page S-3 of this prospectus supplement regarding the Notes junior status to the Company’s secured indebtedness.

Nasdaq Global Market Symbol	BJGP

RISK FACTORS
     Investing in our securities, including the Notes offered in this offering, involves significant risk, including the risks in our Securities and Exchange Commission, or SEC, filings that are incorporated by reference into this prospectus and prospectus supplement. You should carefully consider the information under the caption “Risk Factors” and all other information in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference before investing in the Notes. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. Additional risks and uncertainties of which we are unaware or that we currently believe are immaterial could also materially adversely affect our business, financial condition or results of operations.
Risks Related to the Notes
     Your ability to transfer the Notes at a time or price you desire may be limited by the absence of an active trading market, which may not develop.
     The Notes are a new issue of securities for which there is no established public market. Although we have registered the offer and sale of the Notes under the Securities Act, we do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. An active market for the Notes may not develop or, if developed, may not continue. In the absence of an active trading market, you may not be able to transfer the Notes within the time or at the price you desire.
     The Notes will be unsecured obligations. As such, the Notes will be effectively junior to any secured debt we may have, to the existing and future debt and other liabilities of our subsidiaries that do not guarantee the Notes and to the existing and future secured debt of any subsidiaries that guarantee the Notes.
     The Notes will be our unsecured debt and will be subordinated to all secured indebtedness of the Company (including indebtedness of others guaranteed by the Company). Although the Notes are on parity with the Company’s other indebtedness in terms of payment of principal and interest, the Notes will be effectively junior to all our current and future secured debt (including the 12.5% Secured Convertible Notes Due July 1, 2011, the 12.5% March Cash Secured Convertible Notes Due July 1, 2011 and the 12.5% March Exchange Secured Convertible Notes Due July 1, 2011), to the existing and future debt and other liabilities of our subsidiaries that do not guarantee the Notes and to the secured debt of any subsidiaries that guarantee the Notes. Initially, there will be no subsidiary guarantors of our obligations under the Notes, and there may be none in the future. Since our operating subsidiaries will not guarantee the Notes offered by us in this prospectus supplement, the Notes will be effectively subordinated to all debt of our operating subsidiaries.
     If we are involved in any dissolution, liquidation or reorganization, our secured debt holders, including the holders of our 10.0% Senior Secured Promissory Notes due May 1, 2009, 12.5% Secured Convertible Notes due July 1, 2011, 12.5% March Exchange Secured Convertible Notes due July 1, 2011 and the 12.5% March Cash Secured Convertible Notes due July 1, 2011, will be paid before you receive any amounts due under the Notes to the extent of the value of the assets securing their debt, and creditors of our subsidiaries may also be paid before you receive any amounts due under the Notes. In that event, you may not be able to recover any principal or interest you are due under the Notes.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus supplement, the prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical fact included in or incorporated by reference into this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures are forward-looking statements.
     The words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve known and unknown risks, uncertainties and achievements, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain, including, among others, difficulties in acquiring complementary businesses or in integrating acquired businesses; delays in product introduction and marketing or interruptions in supply; our inability to compete successfully against new and existing competitors; adverse economic, political or social conditions in China; our inability to attract and retain key personnel; our inability to effectively market our services or obtain and maintain arrangements with manufacturers and distributors and a slowdown in the Chinese economy. As a result of these factors and others, we cannot assure you that the forward-looking statements in this prospectus supplement, the prospectus and the documents incorporated by reference will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

RATIO OF EARNINGS TO FIXED CHARGES
     Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and tax-adjusted preferred stock dividends were as follows for the periods indicated in the table below.

						Nine Months Ended
	Year Ended December 31,					September 30,

	2003	2004	2005	2006	2007	2008
	(in thousands, except for ratios)
Ratio of earnings to fixed charges and preference dividends (1)	1.3	NM	NM	NM	NM	0.5
Earnings (Deficiency of Earnings) available to cover combined fixed charges and preference dividends	$33	$(2,242)	$(5,377)	$(6,639)	$(10,454)	$2,512

(1)	For purposes of computing these ratios of earnings to fixed charges and earnings to combined fixed charges and preference dividends, fixed charges consist of interest expense, including amortized discounts related to indebtedness and an estimated interest component of rent. Earnings consist of net income (loss) applicable to common stock shareholders before income taxes plus fixed charges and preference dividends, and were insufficient to cover fixed charges and preference dividends by $2,302 in 2004, $5,644 in 2005, $6,796 in 2006, $11,620 in 2007, and $2,363 for the nine months ended September 30, 2008.

(2)	The “Ratio of earnings to fixed charges and preference dividends” and the “Earnings (Deficiency of Earnings) available to cover combined fixed charges and preference dividends” in this column are adjusted pro forma to reflect the issuance of our 12.5% Secured Convertible Notes due July 1, 2011; our 12.5% March Exchange Secured Convertible Notes due July 1, 2011 and our 12.5% March Cash Secured Convertible Notes due July 1, 2011 and the fixed charges related thereto.
NM — Not meaningful

USE OF PROCEEDS
          We expect to receive approximately $6,620,000 million in net proceeds from the sale of the Notes in this offering, after deducting the cash portion of a 6% fee paid to the placement agent (payable as follows: (i) one-third (1/3) of the fee shall be payable in shares of our common stock valued at $3.00 per share, which equals 46,666 shares of our common stock (assuming the purchase of all of the Notes we are offering) and (ii) two-thirds (2/3) of the fee shall be payable by wire transfer of immediately available funds to an account or accounts designated by the placement agent) and after deducting estimated offering expenses payable by us. Pending the use of the net proceeds, we may invest the net proceeds in investment grade, interest-bearing securities.
          We intend to use the net proceeds from this offering to repay a portion of the $12.4 million outstanding of 10.0% Senior Secured Promissory Notes due May 1, 2009, or the 10.0% Notes, and for general corporate purposes. On November 2, 2007, we completed a private placement of $23 million principal amount of the 10.0% Notes. The 10.0% Notes bear interest at a rate of 10.0% per annum, payable semi-annually in arrears. The 10.0% Notes are callable at the Company’s option at anytime. If the 10.0% Notes are called after November 1, 2008, the purchase price for the 10.0% Notes is 100% of the principal amount of the 10.0% Notes, plus all accrued but unpaid interest on the then outstanding principal amount. The 10.0% Notes contain certain covenants and provisions that affect the Company, including, without limitation, covenants and provisions that, as long as the 10.0% Notes are outstanding:
•	require that the Company maintain at least a 49% direct or indirect equity ownership interest in Sunstone (Tangshan) Pharmaceutical Co., Ltd., or Sunstone;

•	require that the Company maintain in escrow, as security for payment on the 10.0% Notes, at all times, an amount equal to the interest to be paid with respect to all the 10.0% Notes then outstanding on the next succeeding interest payment date;

•	restrict the Company’s ability to create or incur any indebtedness senior to the 10.0% Notes (subject to limited exceptions); and

•	restrict the Company’s ability to redeem any shares of its capital stock, or set aside any monies for such a redemption, purchase or other acquisition.
          If an event of default exists under the 10.0% Notes, the holders of the 10.0% Notes are able to accelerate the maturity of all outstanding amounts, as well as exercise other rights and remedies as set forth in the 10.0% Notes. The following are some of the events which would constitute an event of default under the 10.0% Notes:
•	failure to pay principal or interest;

•	default of certain covenants;

•	default under any of the Company’s instruments of indebtedness exceeding $1 million; and

•	bankruptcy or insolvency events involving the Company.
          We will have significant discretion in the use of any net proceeds. The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors, including economic or other conditions.

CAPITALIZATION
     The following table sets forth our capitalization as of September 30, 2008:
•	on an actual basis;

•	on an as adjusted basis, to give effect to the sale of 437,546 shares of common stock offered by us in an offering on October 9, 2008; and

•	on an as adjusted basis, to give effect to the sale of 559,062 units (each unit included two shares of common stock) offered by us in an offering on February 17, 2009.

	As of September 30, 2008
		As Adjusted	As Adjusted
		October	February
	Actual	Financing	Financing
Stockholders’ equity (deficit):
Preferred stock — $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—
Common Stock, $.001 par value; 75,000,000 shares authorized as of September 30, 2008; 39,808,864 shares Issued and outstanding as of September 30, 2008	$39,809	$40,247	$41,365
Additional Paid in Capital	158,239,756	180,213,907	163,129,546
Common Stock Warrants	9,048,830	9,048,830	9,048,830
Accumulated deficit	(32,161,076)	(32,161,076)	(32,161,076)
Accumulated other comprehensive Income	8,857,367	8,857,367	8,857,367

Total stockholders’ equity	144,024,686	145,999,275	148,916,032

     The above table excludes and does not give effect to the conversion of any convertible notes of the Company, including the Notes offered by us in this offering, into shares of common stock.

PLAN OF DISTRIBUTION
     We have engaged Philadelphia Brokerage Corporation as placement agent to use reasonable efforts to solicit offers to purchase our Notes in this offering. The placement agent is not purchasing or selling any Notes pursuant to this prospectus supplement or the accompanying prospectus. The placement agent is not obligated to, and has advised us that it will not, purchase any Notes for its own accounts or otherwise participate in any direct purchases of Notes with us. We will enter into subscription agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into subscription agreements.
     Our obligation to issue and sell Notes to investors is subject to the conditions set forth in the subscription agreements, which may be waived by us in our discretion. An investor’s obligation to purchase Notes is subject to conditions set forth in the subscription agreements, which may be waived by the investor. We expect to deliver the Notes being offered pursuant to this prospectus supplement on or about March 18, 2009.
     We have agreed to pay the placement agent a fee equal to six percent (6%) of the gross proceeds received by us in the offering, payable as follows: (i) one-third (1/3) of the fee shall be payable in shares of our common stock valued at $3.00 per share, which equals 46,666 shares of our common stock (assuming the purchase of all of the Notes we are offering) and (ii) two-thirds (2/3) of the fee shall be payable by wire transfer of immediately available funds to an account or accounts designated by the placement agent.
     In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement. The following table shows the cash portion of the per Note and total placement agent fees we will pay to the placement agent in connection with the sale of the Notes, assuming the purchase of all of the Notes we are offering.

	Total offering
Per Note	$40	(1)
Total	$280,000	(1)

(1)	The placement agent will receive a fee equal to six percent (6%) of the gross proceeds received by us in the offering, payable as follows: (i) one-third (1/3) of the fee shall be payable in shares of our common stock valued at $3.00 per share, which equals 46,666 shares of our common stock (assuming the purchase of all of the Notes we are offering) and (ii) two-thirds (2/3) of the fee shall be payable by wire transfer of immediately available funds to an account or accounts designated by the placement agent. The table does not reflect the costs associated with the shares of our common stock issued to the placement agent.
     The placement agency agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and our auditors.
     We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of those liabilities.
     The placement agency agreement with Philadelphia Brokerage Corporation will be included as an exhibit to a Current Report on Form 8-K that has been filed with the SEC and that has been incorporated by reference into the registration statement of which this prospectus supplement forms a part.
     The placement agent or its affiliates may in the future provide investment banking, commercial banking and/or other services to us from time to time, for which they may in the future receive customary fees and expenses.

DESCRIPTION OF NOTES
     The following description of the particular terms of the Notes offered hereby supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. Capitalized terms used and not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus or in the indenture referred to in this prospectus supplement.
General
     The debt securities will be issued under a subordinated debt indenture, dated as of March 16, 2009, between us and The Bank of New York Mellon, as trustee, as may be further supplemented from time to time. The title of the series of debt securities shall be “12.5% Subordinated Convertible Notes due July 1, 2011”, which we refer to herein as the Notes. We will issue the Notes in an aggregate principal amount of $7,000,000. The Notes will mature on July 1, 2011 and will be issued only in registered form in denominations of $1,000 and integral multiples of $1,000. The initial public offering price of the Notes is 1,000 per Note, plus accrued interest from March 16, 2009.
     The Notes will bear interest at the annual rate of 12.5% from March 16, 2009, or the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year (each such date is referred to herein as an Interest Payment Date), commencing April 1, 2009 to the persons in whose names the Notes are registered at the close of business on March 15, June 15, September 15 or December 15 (whether or not a business day), as the case may be, preceding the respective interest payment date (each such date is referred to herein as a Regular Record Date).
     The Notes will not be subject to any sinking fund or other provision for payment prior to their stated maturity.
     The principal of and any premium and interest on the Notes will be payable in the currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and will be payable at such location or locations as are set forth in the form of Note.
Conversion
     Subject to and upon compliance with the provisions of Article XIV of the indenture, the holder of each Note is entitled, at his option, at any time after the close of business on May 15, 2009, to convert such Note (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, such amount to be converted is referred to herein as the Conversion Amount), at the principal amount thereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of common stock of the Company, or the Common Shares, at a conversion price per share equal to the lesser of (i) $3.00, (ii) 115% of the lowest price per Common Share (after deducting the value, as determined by the Company, of any warrants or other securities issued in such Offering) for which the Company sells Common Shares in any offering or (iii) 115% of the VWAP (as defined below) for the period from and including October 15, 2009 through and including December 15, 2009, provided that, notwithstanding anything to the contrary, the Conversion Price shall not be less than $2.00. “VWAP” means the volume weighted average price (the aggregate sales price of all trades of Common Shares during each Trading Day divided by the total number of shares of Common Shares traded during such Trading Day) of the Common Shares during any Trading Day as reported by Bloomberg, L.P. using the AQR function. “Trading Day” means any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities. “Principal Market” means the NASDAQ Capital Market, the NASDAQ Global Select Market, the NASDAQ Global Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Shares.
     So long as the Common Shares are listed for trading on The Nasdaq Stock Market, Inc. (“Nasdaq”) or an exchange or quotation system with a rule substantially similar to Rule 4350(i) then, notwithstanding anything to the contrary contained herein if, at any time (the “Triggering Event”), the aggregate number of Common Shares then issued upon conversion of the Notes (including any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Notes for purposes of such rule) equals 19.99% of the Outstanding Common Amount (as hereinafter defined), the Notes (1) shall, from that time forward, cease to be convertible into Common Shares in accordance with the terms of Paragraph 19(a) above, unless the Company (A) has obtained approval (“Shareholder Approval”) of the issuance of the Common Shares upon conversion of the Notes by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then outstanding Common Shares (not including (x) any Common Shares held by present or former holders of Notes that were issued upon conversion of Notes or (y) any shares of capital stock or rights to acquire shares of capital stock issued by the Company that are held by present or former holders of such shares of capital stock or rights to acquire shares of capital stock which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Notes for purposes of Rule 4350(i)), or (B) shall have otherwise obtained permission to allow such issuances from Nasdaq in accordance with Rule 4350(i) and (2) shall, from that time forward, be convertible into such Holder’s pro rata share of the Maximum Share Amount (as hereinafter defined). If the Common Shares are not then listed on Nasdaq or an exchange or quotation system that has a rule substantially similar to Rule 4350(i), the limitations set forth herein shall be inapplicable and of no force and effect. If the Triggering Event occurs, the Company shall promptly seek Shareholder Approval. If the Triggering Event occurs and the Company does not obtain Shareholder Approval at a special meeting of shareholders, the Company shall pay interest to the Holder on the aggregate then outstanding principal amount of this Note at the rate of 15% per annum (but in no event in excess of the maximum rate permitted under applicable law). For purposes of this paragraph, “Outstanding Common Amount” means (i) the number of Common Shares outstanding on the earliest date of issuance of the Notes or any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Notes for purposes of such rule plus (ii) any additional shares of Common Shares issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of Common Shares issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the “Maximum Share Amount.” With respect to each Holder of Notes, the Maximum Share Amount shall refer to such Holder’s pro rata share thereof based on the principal amount of Notes then held by such Holder relative to the total aggregate principal amount of Notes then outstanding plus the value of any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Common Shares issued or issuable upon conversion of the Notes for purposes of Rule 4350(i). In the event that the Company obtains Shareholder Approval or the approval of Nasdaq, by reason of the inapplicability of the rules of Nasdaq or otherwise that the restrictions set forth in this paragraph shall no longer apply and the number of shares that the Notes convert into will be as set forth in the prior paragraph (such increased number being the “New Maximum Share Amount”) and the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Shareholder Approval is not obtained, the Maximum Share Amount shall remain unchanged.
     The number of Common Shares issuable upon conversion of any portion of the Conversion Amount shall be determined by dividing (x) such portion of the Conversion Amount by (y) the Conversion Price in effect on the date of receipt of the notice of conversion by the Company from the Note holder pursuant to the indenture.
     The holder shall surrender the Note, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, PA 19482, accompanied by written notice to the Company that such holder thereof elects to convert the Note, or if less than the entire principal amount thereof is to be converted, the portion thereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the holder of the Note of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the indenture), no payment or adjustment is to be made on conversion for interest accrued thereon or for dividends on the Common Shares issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the indenture. The conversion price is subject to adjustment as provided in the indenture.
Covenants
     In addition to the covenants provided for in the indenture, the Notes will be subject to the following covenants so long as any such Notes are outstanding:
•	The Company will not, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is not subordinated in all respects to the Company’s obligations under the Notes, other than the following indebtedness in its respective current available or stated amounts (i) indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby), (ii) indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby), (iii) indebtedness to any commercial bank or other institutional lender of commercial loans, or (iv) the 10.0% Senior Secured Promissory Notes Due May 1, 2009; provided, however, that the Company may renew, refinance or replace (A) any indebtedness contemplated by clauses (i) through (iii) in each case in the Ordinary Course of Business or (B) any indebtedness contemplated by clause (iv) in such a manner that does not (x) result in an increase in the aggregate principal amount of such indebtedness or (y) change any other term of such indebtedness (other then with respect to any security interest) that is not made available to the holders of Notes on a pro rata basis. For purposes of this paragraph, “Ordinary Course of Business” means an increase in availability or amount or change in other terms that would not require approval of the board of directors of the Company.

•	The Company will not create, incur, assume or suffer to exist any lien on the shares of capital stock of equity securities of Sunstone China Limited (formerly named Hong Kong Fly International Health Care Limited), a Hong Kong corporation and wholly-owned Subsidiary of the Company, except to secure the 10.0% Secured Promissory Notes due May 1, 2009, the 12.5% Secured Convertible Notes due July 1, 2011, the 12.5% March Exchange Secured Convertible Notes due July 1, 2011, and the 10.0% Secured Promissory Notes due May 1, 2009, in each case, as provided in such notes as of the date hereof.
Defaults
     In addition to the events of default provided for in the indenture, the events of default for the Notes will be:
•	our default in the payment of interest in respect of the Notes and such default continues for three (3) business days (whether on a date specified for the payment of interest or the prepayment or otherwise); and

•	we or any subsidiary defaults in any obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary in an amount exceeding $1,000,000, whether such indebtedness now exists or is hereafter created, and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.
Ranking
     The Notes will be subordinated to “senior indebtedness”, which means principal of (and premium, if any), accrued interest (including interest accruing on or after the filing in bankruptcy or reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all indebtedness of the Company (including indebtedness of others guaranteed by the Company) under the 10.0% Senior Secured Promissory Notes due May 1, 2009.
     On the date hereof, an aggregate principal amount of $11,350,000 of 10.0% Senior Secured Promissory Notes Due May 1, 2009 is outstanding.
Prepayment
     At any time on or following a Change of Control (as such term is defined below) and delivery of a written notice to the Company (the date such notice is delivered to the Company referred to herein as the Notice Date), a holder of a March Note shall be entitled to demand prepayment of all or any portion of the outstanding principal amount of such March Note plus any accrued and unpaid interest thereon for an amount in cash equal to the Prepayment Price (as such term is defined below).
     The Prepayment Price shall be due on the fifteenth business day immediately following the Notice Date. If any portion of the Prepayment Price shall not be timely paid by the Company, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Prepayment Price plus all such interest is paid in full, which payment shall constitute liquidated damages and not a penalty.
     “Change of Control” means the occurrence of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any current holder of convertible securities of the Company shall not constitute a Change of Control for purposes hereof); (ii) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof); (iii) the merger or consolidation of the Company with or into another entity as a result of which the holders of the voting securities of the Company immediately before such merger or consolidation do not hold fifty percent (50%) or more of the voting securities of the surviving or resulting entity; (iv) the sale of fifty percent (50%) or more of the assets of the Company and its subsidiaries on a consolidated basis; or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv).

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the Common Shares into which the notes may be converted, as of the date hereof. This summary deals only with notes and Common Shares held as capital assets and holders who acquired notes upon their original issuance at the issue price, which is the first price at which a substantial amount of the notes is sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not apply to the holders who acquire Exchange Notes pursuant to the Exchange Agreement in exchange for the surrender of their original Notes. Such holders should consult their own tax advisors concerning the tax treatment of such exchange and the Exchange Notes based on their particular circumstances. Additionally, this summary does not deal with all aspects of federal income taxation that may affect holders, particularly in light of their individual circumstances, nor with holders that may be subject to special treatment under the federal income tax laws. For example, this summary does not address:
•	tax consequences to holders who are dealers in securities or currencies, brokers, insurance companies, pension funds, financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities or insurance companies;

•	tax consequences to persons holding Notes or Common Shares as part of a hedging, integrated, or conversion transaction or a straddle or persons deemed to sell Notes or Common Shares under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”);

•	tax consequences to U.S. holders (as defined below) of Notes or Common Shares whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and investors in such entities; or

•	alternative minimum tax consequences, if any.
     This summary does not address other U.S. federal tax consequences (such as estate and gift tax consequences) or any state, local or foreign tax consequences.
     If a partnership holds our Notes or Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Notes or Common Shares should consult its tax advisor.
     The discussion below is based upon the provisions of the Code, and regulations, judicial decisions and administrative rules, practices and interpretations of laws as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought and will not seek a ruling from the IRS with respect to any federal income tax consequences.
Consequences to U.S. Holders
     The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of the Notes or Common Shares. “U.S. holder” means a beneficial owner of a Note or common stock for U.S. federal income tax purposes that is:
•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
Stated Interest
          We expect that the Notes will be issued without original issue discount for federal income tax purposes. Accordingly, we expect that a U.S. holder will generally be taxable on stated interest on the Notes as ordinary income at the time it is paid or accrues in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. If, however, the Notes’ “stated redemption price at maturity” (generally, the sum of all payments required under the Note other than payments of stated interest) exceeds the issue price by more than a de minimis amount, a U.S. holder will be required to include such excess in income as original issue discount as it accrues. It is possible that the IRS could assert that the additional interest which we would be obligated to pay as described in the “Prepayment” section above in the event of a default is a contingent payment for purposes of the OID rules. The Treasury regulations regarding debt instruments that provide for one or more contingent payments state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We believe that the possibility of the Prepayment Price not being timely paid by the Company requiring us to make a payment of interest at 18% is remote and, accordingly, we will not treat the Notes as contingent payment debt instruments.
Constructive Distributions
     The conversion rate of the Notes will be adjusted in certain circumstances, such as a dividend or other distribution; certain transactions that constitute a fundamental change; subdivision of outstanding Common Shares into a greater number of Common Shares; issuance of rights, options, or warrants to holders of Common Shares entitling them to purchase more Common Shares at a price less than the current market price; selling Common Shares in any Offering prior to December 31, 2009 in which 115% of the price per Common Share (after deducting the value, as determined by the Company, of any warrants or other securities issued in such Offering) is less than $3.00 per Common Share; or a calculation of 115% of the volume weighted average price (as defined above) from October 15, 2009 through December 15, 2009 equaling less than $3.00. See Section 14.04 of the subordinated debt indenture, dated as of March 16, 2009, between us and The Bank of New York Mellon, as trustee, and “Conversion” section above. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not be considered to result in a deemed distribution. Conversion rate adjustments arising from a stock dividend are generally considered to be pursuant to a bona fide reasonable adjustment formula and thus will not give rise to a deemed dividend. However, certain of the possible conversion rate adjustments (generally including adjustments to the conversion rate to compensate holders for distributions of cash or property to our stockholders to the extent such distributions are taxable and likely including the adjustments to the conversion rate referenced above as price protection for the sale of common shares or the trading of common shares at a price lower than a certain targeted amount.) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. holders of the Notes will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. Conversely, if an event occurs that increases the interests of holders of the Notes and the conversion rate is not adjusted, the resulting increase in the proportionate interests of holders of the Notes could be treated as a taxable stock dividend to such holders.
          Although there is no judicial authority directly on point, the Internal Revenue Service appears to be of the view that a constructive dividend with respect to the Notes would not be eligible for a dividends-received deduction or the preferential tax rates applicable to dividends (as discussed below). Any taxable constructive stock dividends resulting from a change to, or a failure to change, the conversion rate would in other respects be treated in the same manner as dividends paid in cash or other property. These dividends would result in dividend income to the recipient, to the extent of our current or accumulated earnings and profits, with any excess treated as a nontaxable return of capital or as capital gain as more fully described below. Holders should consult their tax advisors with respect to the tax consequences of any such adjustment, including any potential consequences of a taxable stock dividend to basis and holding period.
Sale, Exchange, Redemption or Other Disposition of Notes
     A U.S. holder will generally recognize gain or loss upon the sale, exchange, redemption or other disposition of a Note (including a conversion entirely paid in cash) equal to the difference between the amount realized (less any accrued interest which will be taxable as such) upon the sale, exchange, redemption or other disposition and the holder’s tax basis in the Note. A U.S. holder’s tax basis in a Note will generally be equal to the amount paid for the Note. Any gain or loss recognized on a taxable disposition of the Note will be capital gain or loss. A noncorporate U.S. holder who has held the Note for more than one year will have long-term capital gain or loss. Any such long-term capital gains generally will be subject to reduced rates of taxation. The ability to deduct capital losses may be limited.
Conversion of Notes into Common Shares and Cash
     Generally, the exchange of Notes solely for Common Shares should not be taxable except to the extent the Common Shares received in the exchange are attributable to accrued interest on the Notes that has not yet been included in income.
     The U.S. federal income tax treatment of a U.S. holder’s conversion of the Notes into our Common Shares and cash is uncertain. U.S. holders should consult their tax advisors to determine the correct treatment of such conversion. It is possible that the conversion may be treated as a partially taxable exchange or as a recapitalization, as briefly discussed below.
     Possible treatment as part conversion and part redemption. The conversion of a Note into our Common Shares and cash may be treated for U.S. federal income tax purposes as in part a conversion into stock and in part a payment in redemption of a portion of the Notes. In that event, a U.S. holder would not recognize any income, gain or loss with respect to the portion of the Notes considered to be converted into stock, except with respect to any cash received in lieu of a fractional share of stock or any Common Shares attributable to accrued interest (which will be treated in the manner described below). A U.S. holder’s tax basis in the stock received upon conversion generally would be equal to the portion of its tax basis in a Note allocable to the portion of the Note deemed converted. A U.S. holder’s holding period for such Common Shares generally would include the period during which the U.S. holder held the Note.
     With respect to the part of the conversion that would be treated under this characterization as a payment in redemption of the remaining portion of the Note, a U.S. holder generally would recognize gain or loss equal to the difference between the amount of cash received (other than amounts attributable to accrued interest) and the U.S. holder’s tax basis allocable to such portion of the Note. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code.
     Although the law on this point is not entirely clear, a holder may allocate its tax basis in a Note among the portion of the Note that is deemed to have been converted and the portion of the Note that is deemed to have been redeemed based on the relative fair market value of Common Shares and the amount of cash received upon conversion. In light of the uncertainty in the law, holders are urged to consult their own tax advisors regarding such basis allocation.
     Possible treatment as a recapitalization. The conversion of a Note into Common Shares and cash may instead be treated in its entirety as a recapitalization for U.S. federal income tax purposes, in which case a U.S. holder would be required to recognize gain on the conversion but would not be allowed to recognize any loss. Accordingly, such tax treatment may be less favorable to a U.S. holder than if the conversion were treated as part conversion and part redemption, as described above. If the conversion constitutes a recapitalization, a U.S. holder generally would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of
(A)	the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of Common Shares received (treating fractional shares as received for this purpose) in the exchange (other than any cash or Common Shares attributable to accrued interest) over

(B)	the U.S. holder’s tax basis in the Notes,
and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares or cash attributable to accrued interest, which will be treated in the manner described below).
          The U.S. holder would have an aggregate tax basis in the Common Shares received in the conversion equal to the aggregate tax basis of the Notes converted, decreased by the aggregate amount of cash (other than cash in lieu of fractional shares and cash attributable to accrued interest) received upon conversion and increased by the aggregate amount of gain (if any) recognized upon conversion (other than gain realized as a result of cash received in lieu of fractional shares). The holding period for such Common Shares received by the U.S. holder would include the period during which the U.S. holder held the Notes. Gain recognized will be long-term capital gain if the U.S. holder has held the Notes for more than one year. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of taxation.
     Treatment of cash in lieu of a fractional shares. If a U.S. holder receives cash in lieu of a fractional share of Common Shares, such U.S. holder would be treated as if the fractional share had been issued and then redeemed for cash. Accordingly, a U.S. holder generally will recognize capital gain or loss with respect to the receipt of cash in lieu of a fractional share measured by the difference between the cash received for the fractional share and the portion of the U.S. holder’s tax basis in the Notes that is allocated to the fractional share.
     Treatment of amounts attributable to accrued interest. Any cash and the value of any Common Shares received that is attributable to accrued interest on the Notes not yet included in income would be taxed as ordinary interest income. The basis in any Common Shares attributable to accrued interest would equal the fair market value of such shares when received. The holding period for any Common Shares attributable to accrued interest would begin the day after the date of receipt.
     U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences resulting from the exchange of Notes into a combination of cash and Common Shares.
Dividends on the Common Shares
     If a U.S. holder converts a Note into Common Shares and we make a distribution in respect of those shares, the distribution generally will be treated as a dividend to the extent it is paid from current or accumulated earnings and profits. If the distribution exceeds the U.S. holder’s allocable share of our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing the U.S. holder’s tax basis in the U.S. holder’s Common Shares to the extent of the U.S. holder’s tax basis in that stock. Any remaining excess will be treated as capital gain. Dividends received by individual holders generally will be subject to a reduced maximum tax rate of 15% through December 31, 2010. If a U.S. holder is a U.S. corporation, it will be able to claim the deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction.

     U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction.
Sale, Exchange, Redemption or Other Disposition of Common Shares
     A U.S. holder will generally recognize capital gain or loss on a sale or exchange of our Common Shares. The U.S. holder’s gain or loss will equal the difference between the amount realized by the U.S. holder and the U.S. holder’s tax basis in the stock. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. Gain or loss recognized by a U.S. holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.
Information Reporting and Backup Withholding
     When required, we or our paying agent will report to the holders of the Notes and our Common Shares and the IRS amounts paid on or with respect to the Notes and the Common Shares during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding on interest payments made on the Notes and dividends paid on the Common Shares and proceeds from the sale of the Common Shares or the Notes (including a redemption or retirement) at the applicable rate if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status (such as a certification of corporate status), (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS on a timely basis.
Consequences to Non-U.S. Holders
     The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of Notes or Common Shares. The term “non-U.S. holder” means a beneficial owner of a Note or Common Shares that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” or “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Stated Interest
     Subject to the discussion of backup withholding below, a non-U.S. holder will not be subject to U.S. federal withholding tax or income tax in respect of interest income on the Notes provided that:
•	interest paid on the Note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a Note is described in Section 881(c)(3)(A) of the Code; and

•	the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS W-8BEN (or successor form)) or (b) the non-U.S. holder holds the Notes through certain foreign intermediaries or certain foreign partnerships, and satisfies the certification requirements of applicable Treasury regulations.
     If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS

Form W-8ECI (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.
     If a non-U.S. holder is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of that trade or business, and if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, the non-U.S. holder (although exempt from the 30% withholding tax, provided the non-U.S. holder complies with certain certification and disclosure requirements discussed in the fifth bullet point above) will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as a U.S. holder. In addition, a foreign corporation may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
Dividends on the Common Shares
     Any dividends paid with respect to the Common Shares that are received upon the conversion of the Notes (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate) will be subject to withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.
     A non-U.S. holder of Common Shares who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale, Exchange, Redemption or Other Disposition of Notes or Common Shares
     Any gain realized by a non-U.S. holder upon the sale, exchange, redemption or other taxable disposition of the Notes or Common Shares (including a conversion of the Note into Common Shares that is treated as a taxable event) will not be subject to U.S. federal income tax unless:
•	that gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” during the applicable statutory period. We are not, and do not anticipate that we will become, a “U.S. real property holding corporation” for U.S. federal income tax purposes.
     A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States. To claim the benefit of a treaty, a non-U.S. holder must properly submit an IRS Form W-8BEN (or suitable successor or substitute form). A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States.
Information Reporting and Backup Withholding
     Generally, we must report to the IRS and to non-U.S. holders the amount of interest and dividends paid to the holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and dividend payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty.

     In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make to the holder if the non-U.S. holder has provided the statement described above in the fifth bullet point under “—Consequences to Non-U.S. Holders—Stated Interest.” A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition (including a redemption or retirement) of a Note or Common Shares within the United States or conducted through certain U.S.-related payors, unless the payor of the proceeds receives the statement described above or the holder otherwise establishes an exemption.
     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

LEGAL MATTERS
     Certain legal matters with respect to the validity of the securities offered under this prospectus supplement will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.
WHERE YOU CAN FIND MORE INFORMATION
     The SEC allows us to incorporate by reference into this prospectus supplement and prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement or prospectus, to the extent that a statement contained in or omitted from this prospectus supplement and prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed: The following documents filed with the SEC are incorporated by reference in this prospectus:
•	Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2007;

•	Our Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2008, January 18, 2008, February 1, 2008, February 21, 2008, April 4, 2008, April 14, 2008, April 21, 2008, May 2, 2008, June 9, 2008, June 25, 2008, July 18, 2008, October 10, 2008, December 29, 2008, January 8, 2009, January 22, 2009, February 10, 2009, February 13, 2009, February 17, 2009, February 20, 2009, March 16, 2009 and March 16, 2009; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2006 to register our common stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
     You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
BMP Sunstone Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Attn: Fred M. Powell, Chief Financial Officer
Telephone: (610) 940-1675

PROSPECTUS
BMP SUNSTONE CORPORATION
$70,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Units
Stock Purchase Contracts
Stock Purchase Units
BMP Sunstone Corporation may offer up to $70,000,000 of senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, units, contracts to purchase shares of common stock and/or stock purchase units, from time to time. The aggregate initial offering price of all securities sold by the Company under this prospectus will not exceed $70,000,000.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time or issue these securities as compensation to such agents, underwriters or dealers for making such sales. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
Our common stock is traded on The NASDAQ Global Market under the trading symbol “BJGP.” On January 20, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $3.91 per share. You are urged to obtain current market quotations for our common stock.
Investing in our securities involves a high degree of risk. See “Risk Factors” commencing on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 13, 2009.

About This Prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $70,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” beginning on page 34 of this prospectus.
In this prospectus, unless the context specifically indicates otherwise “the Company,” “we,” “us” and “our” refer to BMP Sunstone Corporation and its subsidiaries.
You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We may offer to sell, and seek offers to buy these securities only in jurisdictions where offers and sales are permitted. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or a prospectus supplement or amendment is accurate as of any date other than the date stated on their respective covers, regardless of the time of delivery of this prospectus or of any sale of securities.

About BMP Sunstone Corporation
BMP Sunstone Corporation (formerly known as Beijing Med-Pharm Corporation), a Delaware corporation, is a fully integrated specialty pharmaceutical company focused on the commercialization of branded prescription and over-the-counter, or OTC, products in The People’s Republic of China. Through our subsidiary, Sunstone (Tangshan) Pharmaceutical Co., Ltd., we manufacture, market and distribute OTC products in China. Through Beijing Medpharm Co. Ltd. and Beijing Wanwei Pharmaceutical Co., Ltd., we market, promote and distribute prescription products exclusively licensed from foreign pharmaceutical companies. In addition, Beijing Wanwei Pharmaceutical Co., Ltd. offers domestic pharmaceutical manufacturers in China distribution services and Beijing Medpharm Co. Ltd. offers foreign pharmaceutical manufacturers ready to enter the China markets a package of market entry services. Our services include pre-market entry analysis; clinical trial management; product registration; market research; pharmaceutical marketing to physicians, hospitals and other healthcare providers; OTC marketing to retail pharmacies; and pharmaceutical distribution.
Our principal executive offices are located at 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (610) 940-1675. Our website address is www.bmpsunstone.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

Risk Factors
Investing in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus, under “Risk Factors” under Item 1A of Part I of our annual report on Form 10-K for the year ended December 31, 2007, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Cautionary Note Regarding Forward-Looking Statements
This prospectus and the documents incorporated into this prospectus by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. All statements other than statements of historical fact included in or incorporated by reference into this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures are forward-looking statements.
The words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve known and unknown risks, uncertainties and achievements, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain, including, among others: difficulties in acquiring complementary businesses or in integrating acquired businesses; delays in product introduction and marketing or interruptions in supply; our inability to compete successfully against new and existing competitors; adverse economic, political or social conditions in China; our inability to attract and retain key personnel; our inability to effectively market our services or obtain and maintain arrangements with manufacturers and distributors; and a slowdown in the Chinese economy.
In addition, you should refer to the “Risk Factors” section of this prospectus for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

Ratios of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Stock Dividends
Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and tax-adjusted preferred stock dividends were as follows for the periods indicated in the table below. See Exhibit 12.1 for explanation of the calculations and key terms.

						Nine Months
						Ended
	Year Ended December 31,					September 30,
	2003	2004	2005	2006	2007	2008
	(in thousands, except for ratios)
Ratio of earnings to fixed charges and preference dividends (1)	1.3	NM	NM	NM	NM	0.5
Earnings (Deficiency of Earnings) available to cover combined fixed charges and preference dividends	$33	$(2,242)	$(5,377)	$(6,639)	$(10,454)	$2,512

(1)	For purposes of computing these ratios of earnings to fixed charges and earnings to combined fixed charges and preference dividends, fixed charges consist of interest expense, including amortized discounts related to indebtedness and an estimated interest component of rent. Earnings consist of net income (loss) applicable to common stock shareholders before income taxes plus fixed charges and preference dividends, and were insufficient to cover fixed charges and preference dividends by $2,302 in 2004, $5,644 in 2005, $6,796 in 2006, $11,620 in 2007, and $2,363 for the nine months ended September 30, 2008

NM — Not meaningful

Use of Proceeds
We will receive all of the net proceeds from the sale by us of our securities registered under the registration statement of which this prospectus is a part. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, potential acquisitions of complementary businesses, potential joint ventures with or minority interests in various enterprises, research and development, the financing of capital expenditures, integration of any businesses we acquire into our existing business, and other general corporate purposes, including principally working capital and capital expenditures.
The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the securities for these purposes, we intend to place the net proceeds in interest-bearing, investment grade securities.

Dividend Policy
We have never declared any cash dividends and do not anticipate paying cash dividends in the near future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on our results of operations, financial condition, contractual restrictions and other factors that our board of directors considers relevant.

The Securities We May Offer
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more offerings:
•	senior debt securities;

•	subordinated debt securities;

•	common stock and related rights;

•	preferred stock;

•	warrants;

•	units;

•	stock purchase contracts; or

•	stock purchase units.
If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.
This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Description of Debt Securities
In this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Denominations, Registration and Transfer.”
General
The debt securities offered by this prospectus will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an “indenture” and collectively as the “indentures.” The trustee under each of the senior debt indenture and the subordinated debt indenture will be The Bank of New York Mellon. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the forms of indentures by following the directions outlined in “Where You Can Find More Information,” or by contacting the trustee.
The following summary briefly describes the material provisions of the indentures and the debt securities, other than pricing and related terms, which will be disclosed for a particular issuance in the applicable prospectus supplement. The summary is not complete. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. The summary below and that contained in any prospectus supplement are qualified in their entirety by reference to the applicable indenture. You should also read the particular terms of a series of debt securities, which will be described in more detail in an applicable prospectus supplement. Throughout the summary we have included parenthetical references to the indenture sections, which, except for subordination provisions addressed only in the subordinated debt, are the same in each document, to help you locate the provisions being discussed.
The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right, from time to time, to issue debt securities of any series previously issued. (Section 3.01)
Information in the Prospectus Supplement
The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:
• the title or designation;
• whether the debt is senior or subordinated;
• the aggregate principal amount offered and authorized denominations;
• the initial public offering price;
• the maturity date or dates;
• any sinking fund or other provision for payment of the debt securities prior to their stated maturity;
• whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;
• if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

• if the debt securities are floating rate debt securities, the method of calculating the interest rate;
• if the debt securities are original issue discount debt securities, their yield to maturity;
• the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
• if other than in U.S. Dollars, the currency or currency unit in which payment will be made;
• any provisions for the payment of additional amounts for taxes;
• the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;
• whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible;
• the terms and conditions on which the debt securities may be redeemed at our option;
• any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;
• the names and duties of any co-indenture trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
• any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;
• the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
• if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior debt;
• the place where we will pay principal and interest;
• additional provisions, if any, relating to the defeasance of the debt securities;
• any United States federal income tax consequences relating to the offered securities, if material;
• the dates on which premiums, if any, will be paid;
• our right, if any, to defer payment of interest and the maximum length of this deferral period;
• any listing of the debt securities on a securities exchange; and
• any other specific terms of the debt securities.
We will issue the debt securities only in registered form. (Section 3.02) As currently anticipated, debt securities of a series will trade in book-entry form, and global securities will be issued in physical (paper) form.

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt and unsubordinated debt.
We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all our “senior indebtedness” (both secured and unsecured). (Section 15.01)
In general, the holders of all senior debt securities are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.
If we default in the payment of any principal of, or premium, if any, or interest or other monetary amounts on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. (Section 15.04)
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. (Section 15.02)
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior indebtedness will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments. (Section 15.03)
“Senior indebtedness” means:
• the principal, interest and any other amounts owing in respect of our indebtedness for borrowed money or indebtedness of others that we guarantee and indebtedness evidenced by bonds, notes, debentures or other similar instruments or letters of credit issued by us, including any senior debt securities issued under any senior debt security or letters of credit;
• all capitalized lease obligations;
• all hedging obligations;
• all obligations representing the deferred purchase price of property; and
• all deferrals, renewals, extensions and refundings of obligations of the type referred to above;
but “senior indebtedness” does not include:
• subordinated debt securities; and
• any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.
Covenants
Merger and Sale of Assets
We may not, in a single transaction or a series of related transactions:

• consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or
• transfer, sell, lease or otherwise dispose of all or substantially all of our assets, unless, in either such case:
• we are the surviving company or, in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by supplemental indentures, all of our obligations under the indentures;
• immediately after giving effect to the transaction, no default on the debt securities exists; and
• an officer’s certificate and an opinion of counsel concerning certain matters are delivered to the trustee. (Section 8.01)
Other Covenants
In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement.
Modification of the Indentures
Under the indentures, we and the relevant trustee may amend the indentures, without the consent of any holder of the debt securities to:
• evidence the succession of another obligor to the company and the assumption of the covenants in the indentures and in the debt securities by such successor;
• add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us;
• add any additional events of default;
• add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;
• add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) will neither apply to any debt security created prior to the execution of the supplemental indenture nor adversely affect the rights of the holders thereof in any material respect or (ii) will become effective only when no such debt securities are outstanding;
• secure the debt securities;
• establish the form or terms of debt securities of any series as permitted in the indentures;
• establish provisions with respect to conversion rights, if any;

• reflect our consolidation or merger with or into any other person or permit the consolidation or merger of any other person with or into us, or the transfer, sale, lease or other disposition of all or substantially all of our assets, in conformity with the limitations set forth in the indentures;
• permit the issuance of uncertificated debt securities in addition to, or in place of, certificated debt securities;
• appoint a successor trustee under either indenture;
• cure ambiguities, defects or inconsistencies, provided that the amendment may not adversely affect the interests of holders of debt securities in any material respect;
• conform any provisions of the indentures to the “Description of Debt Securities” contained in this prospectus or any similar provision in an applicable prospectus supplement; or
• maintain the qualification of the indentures under the Trust Indenture Act. (Section 9.01).
We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as may be specified in the applicable prospectus supplement, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:
• change the fixed maturity of any such debt securities or the date on which any payment of interest on the debt securities is due and payable;
• reduce the principal amount or interest rate on any debt security;
• reduce the premium payable upon any redemption of the debt securities;
• reduce the amount of principal payable on the acceleration of any securities issued originally at a discount;
• change the place of payment of, or type of currency for payment of, debt securities;
• impair the right to sue for the enforcement of any payment of principal, any installment of interest or premium on or after the maturity (including in connection with a redemption, on or after the redemption date) of the debt securities;
• adversely affect the right, if any, to convert such debt securities, or modify the provisions of the indentures with respect to the ranking of the debt securities in a manner adverse to the holder thereof;
• reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver;
• modify any of the provisions in the applicable indentures related to modifications that require the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or provisions in the applicable indentures related to the waiver of past defaults by the holders of debt securities, except to increase any such percentage or provide that certain other provisions may not be modified without the consent of each holder of the debt securities;
• adversely affect any right of repayment or repurchase at the option of the holder of debt securities; or
• reduce or postpone any sinking fund. (Section 9.02)

Defaults
Each indenture provides that events of default regarding any series of debt securities will be:
• our failure to pay interest on any debt security of such series for 30 days when due;
• our failure to pay principal on any debt security of such series when due;
• our failure to make any deposit of any sinking fund payment when due on debt securities of such series;
• our failure to perform for 60 days after notice given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities any other covenant in the relevant indenture other than a covenant (i) included in the relevant indenture solely for the benefit of a series of debt securities other than such series or (ii) expressly excluded from events giving rise to a default, including the obligation to file SEC filings with the trustee;
• our failure to pay beyond any applicable grace period, or the acceleration (which is not rescinded or cured within 30 days of notice of acceleration) of, indebtedness in excess of $50,000,000;
• certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any material subsidiary; and
• the rendering of any judgment in excess of $50,000,000 against us or any material subsidiary if either an enforcement proceeding is commenced or such judgment remains outstanding for 60 days after such judgment becomes final and is not discharged, paid, waived or stayed. (Section 5.01)
In addition, the applicable prospectus supplement will describe any other event of default set forth in the applicable prospectus supplement.
If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare the principal amount, together with all accrued and unpaid interest, if any, of each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us or any material subsidiary, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the trustee. (Section 5.02)
No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.
Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive certain past defaults regarding such series. (Sections 5.12 and 5.13) The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity. (Section 6.01)
If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series. (Section 5.06)
Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer reasonable indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action, and the trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity. These limitations do not apply if the holders of a majority of debt securities of the applicable series give an inconsistent direction. (Section 5.07) In addition, these limitations also do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable. (Section 5.08)
Each trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 6.05)
We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture. (Section 10.05)
Defeasance
After we have irrevocably deposited with the trustee cash or U.S. government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions described below, we may elect to have our obligations under the applicable indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance and discharge”). Legal defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:
• the rights of holders of the debt securities to receive principal, interest and any premium when due from amounts deposited with the trustee, which will be held in trust funds for the purpose of such payments;
• our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency where securities may be presented for payment, transfer, exchange or, if applicable, conversion for security payments held in trust;
• the rights, powers, trusts, duties and immunities of the trustee; and
• the defeasance provisions of the indenture.
Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture (“covenant defeasance”). The released obligations include:
• our obligations regarding delivery of reports to the trustee and holders of debt securities;
• our obligations relating to a merger, consolidation or sale of all or substantially all of our assets; and
• our obligation to present and keep in full force and effect our corporate existence.
Any omission to comply with these obligations so released will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events relating to these obligations, as well as the failure to deposit a sinking fund payment when due and the failure to pay or acceleration of indebtedness in excess of $50,000,000, as described above under “Events of Default,” will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series, we must irrevocably have deposited or caused to be deposited with the trustee as trust funds cash or specified United States government obligations in an amount, in each case, sufficient without reinvestment, in the written opinion of an nationally recognized firm of independent certified public accountants, to pay and discharge all of the principal, interest and any premium at due date or maturity. In addition:
• in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;
• in the case of covenant defeasance and discharge, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;
• no default with respect to the outstanding debt securities of that series may have occurred and be continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance and discharge, no default relating to bankruptcy or insolvency may have occurred and be continuing at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day;
• the legal defeasance and discharge or covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;
• the legal defeasance and discharge or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
• we must deliver to the trustee an opinion of counsel that any trust arising from such deposit does not require registration under the Investment Company Act of 1940, as amended;
• no event or condition may exist that, under the defeasance provisions of the indentures, would prevent us from making payments of principal, premium, if any, or interest on the applicable debt securities on the date of deposit or at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day; and
• we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance and discharge or covenant defeasance have been complied with. (Article XIII)
Governing Law
Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law. (Section 1.13)
Concerning our Relationship with the Trustee
The Bank of New York Mellon also acts as the trustee for certain securities issued by us. We have and may continue to have banking and other business relationships with The Bank of New York Mellon, or any subsequent trustee, in the ordinary course of business.
Payment and Paying Agents

Distributions on the debt securities other than those represented by global securities will be made in the designated currency against surrender of the debt securities at the principal corporate trust office or agency of the trustee in New York, New York. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office or agency of the trustee in New York, New York, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.
Calculation Agents
Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.
Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
• DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or
• We determine, in our sole discretion, that the global security shall be exchangeable.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities. (Section 3.05)

Description of Capital Stock
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of January 20, 2009, there were 40,246,410 shares of our common stock outstanding, outstanding options to purchase 3,157,801 shares of our common stock, and outstanding warrants to purchase 1,792,693 shares of our common stock and no shares of preferred stock outstanding. Our issued and outstanding shares of common stock as of January 20, 2009 were held by 109 stockholders of record.
The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”
COMMON STOCK
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not to subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all of our liabilities and the payment of any liquidation preference of any outstanding preferred stock. Each outstanding share of our common stock is, and all shares of our common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.
As of January 20, 2009, options to purchase a total of 3,157,801 shares of our common stock were outstanding and options to purchase 1,455,971 additional shares of our common stock were available for future grant under our 2007 Omnibus Equity Compensation Plan.
The Transfer Agent and Registrar for our common stock is StockTrans, Inc., whose address is 44 W. Lancaster Avenue, Ardmore, Pennsylvania 19003, and whose phone number is (610) 649-7300.
Since June 7, 2007, our common stock has been traded on The NASDAQ Global Market under the trading symbol “BJGP.” From August 10, 2006 to June 6, 2007, our common stock was traded on The NASDAQ Capital Market under the trading symbol “BJGP.” From February 22, 2006 to August 9, 2006, our common stock was quoted on the Over-the-Counter Bulletin Board under the trading symbol “BJGP.OB.” Prior to that, our common stock was quoted on the Pink Sheets under the symbol “BJGP.PK.” On January 20, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $3.91 per share. You are urged to obtain current market quotations for our common stock.
PREFERRED STOCK
If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:
• the series, the number of shares offered and the liquidation value of the preferred stock;
• the price at which the preferred stock will be issued;

• the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
• the liquidation preference of the preferred stock;
• the voting rights of the preferred stock;
• whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
• whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
• any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
If we offer to sell preferred stock, our board of directors is authorized to designate and issue shares of preferred stock in one or more series without stockholder approval. Our board of directors would have discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. Prior to the issuance of shares of each series, our board of directors is required by the Delaware General Corporation Law to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences.
It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
• restricting dividends on the common stock;
• diluting the voting power of the common stock;
• impairing the liquidation rights of the common stock; and
• delaying or preventing a change in control of our company.
Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:
• senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
• on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
• junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term “equity securities” does not include convertible debt securities.
The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

ANTITAKEOVER EFFECTS OF PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND UNDER DELAWARE LAW
Our bylaws provide that only the Chairman of our board of directors or a majority of the members of our board of directors may call a special meeting of stockholders. Our bylaws also establish procedures, including advance notice, with regard to the nomination of directors and stockholder proposals. Our certificate of incorporation provides that the board of directors may authorize and issue undesignated preferred stock with voting or other rights or preferences. These provisions of the bylaws and the certificate of incorporation could discourage potential acquisition proposals and could delay or prevent a change in control. Such provisions also may have the effect of preventing changes in our management.
In addition, we are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:
• prior to the business combination, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or
• upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned:
• by persons who are directors and also officers;
• by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
• at or after the time the stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 662/3% of our outstanding voting stock that is not owned by the interested stockholder.
In general, the Delaware General Corporation Law defines an interested stockholder as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiaries of the corporation) that beneficially owns 15% or more of the outstanding voting stock of the corporation or any entity or person that is an affiliate or associate of such entity or person.
The Delaware General Corporation Law generally defines a business combination to include the following:
• any merger or consolidation involving the corporation and the interested stockholder;
• any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the aggregate market value of all the assets of the corporation or its majority-owned subsidiary that involves the interested stockholder;
• subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
• subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the interested stockholder’s proportionate share of the stock of any class or series of the corporation; and

• the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Description of Warrants
We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
As of January 20, 2009, there were outstanding warrants to purchase up to 1,792,693 shares of our common stock at exercise prices between $1.15 and $12.43 per share that expire between May 2009 and November 2012.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
• the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;
• the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;
• the number of shares of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of preferred stock may be purchased upon such exercise;
• the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;
• if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
• the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
• whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;
• any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;
• any antidilution provisions of the warrants;
• any redemption or call provisions applicable to the warrants; and
• United States federal income tax consequences applicable to such warrants;
• the amount of warrants outstanding as of the most recent practicable date; and
• any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.
Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants. A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.
Prior to the exercise of any warrants to purchase debt securities, common stock, preferred stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock, preferred stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise, or to exercise any applicable right to vote.
A single bank or trust company may act as warrant agent for more than one issue of warrants. Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Description of Units
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. The applicable prospectus supplement will describe:
• the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;
• the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and
• a description of the provisions for the payment, settlement, transfer or exchange of the units.

Description of Stock Purchase Contracts and Stock Purchase Units
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:
• if applicable, a discussion of material United States federal income tax considerations; and
• any other information we think is important about the stock purchase contracts or the stock purchase units.

Plan of Distribution
We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also issue these securities as compensation to such agents, underwriters or dealers for making sales our securities. We may use these methods in any combination.
BY UNDERWRITERS
We may use an underwriter or underwriters in the offer or sale of our securities.
• If we use an underwriter or underwriters, we will execute an underwriting agreement and the offered securities will be acquired by the underwriters for their own account.
• We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
• The underwriters will use this prospectus and the prospectus supplement to sell our securities.
We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:
• to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or
• to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.
The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security. The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.
BY DEALERS
We may use a dealer to sell our securities.
• If we use a dealer, such person, as principal, will sell our securities to the dealer.
• The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
• We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.
BY AGENTS

We may designate agents to solicit offers to purchase our securities.
• We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.
• Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
• An agent may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
BY DELAYED DELIVERY CONTRACTS
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
• If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.
• These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.
• We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
We may distribute the securities from time to time in one or more transactions:
• at a fixed price or prices, which may be changed;
• at market prices prevailing at the time of sale;
• at prices related to such prevailing market prices; or
• at negotiated prices.
GENERAL INFORMATION
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
Representatives of the underwriters or agents through whom our securities are or may be sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters or agents to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.
Shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the common stock as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.
In compliance with guidelines of the Financial Institution Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Legal Matters
Certain legal matters with respect to the validity of the securities being offered hereby will be passed on for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
Experts
The financial statements of BMP Sunstone Corporation as of December 31, 2006 and 2007, and for each of the three years in the period ended December 31, 2007, and schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Grant Thornton, an independent registered public accounting firm, as indicated in their report with respect thereto (which report excludes an opinion on the financial statements of Sunstone China Limited, formerly known as Hong Kong Fly International Health Care Limited, and subsidiary, an equity method investment, and expresses an unqualified opinion and contains an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109,” effective as of January 1, 2007), and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.
The consolidated balance sheets of Sunstone China Limited, formerly known as Hong Kong Fly International Health Care Limited, and subsidiary (“Sunstone China”) as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Huazhen, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report contains an explanatory paragraph that states (i) on February 18, 2008, BMP Sunstone Corporation, formerly known as Beijing Med-Pharm Corporation, consummated the acquisition of the remaining 51% of the equity interest in Sunstone China, which was not previously owned and (ii) the consolidated financial statements of Sunstone China do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.
The consolidated balance sheet of Sunstone China as of December 31, 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the two-month period ended December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report contains an explanatory paragraph that states (i) on February 18, 2008, BMP Sunstone Corporation, formerly known as Beijing Med-Pharm Corporation, consummated the acquisition of the remaining 51% of the equity interest in Sunstone China, which was not previously owned and (ii) the financial statements of Sunstone China do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of this transaction.

Where You Can Find More Information
We have filed with the SEC a registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to offers and resales of shares of our common stock by us identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. We are required to comply with the information requirements of the Exchange Act. Accordingly, we file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and other information with the SEC.
You can read the registration statement and our other filings with the SEC over the Internet at the SEC’s website at http://www.sec.gov. You also may read and copy any document that we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.
You also may obtain copies of the documents at prescribed rates by contacting the Public Reference Room of the SEC at 1-800-SEC-0330. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Information Incorporated By Reference
The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the sale of all the shares covered by this prospectus.
• Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2007;
• Our Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;
• Our Current Reports on Form 8-K filed with the SEC on January 4, 2008, January 18, 2008, February 1, 2008, February 21, 2008, April 4, 2008, April 14, 2008, April 21, 2008, May 2, 2008, June 9, 2008, June 25, 2008, July 18, 2008, October 10, 2008, December 29, 2008, January 8, 2009, January 22, 2009 and February 10, 2009; and
• The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2006 to register our common stock under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
BMP Sunstone Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Attn: Fred M. Powell, Chief Financial Officer
Telephone: (610) 940-1675
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Indemnification Of Directors And Officers
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s certificate of incorporation contains a provision that eliminates the personal liability of the registrant’s directors for monetary damages for any breach of fiduciary duty as a director. This provision, however, does not eliminate a director’s liability:
• for any breach of the director’s duty of loyalty to the registrant or its stockholders;
• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
• under Section 174 of the Delaware General Corporation Law; or
• for a transaction from which the director derived an improper personal benefit.
As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s certificate of incorporation provides that it shall indemnify any and all persons whom it has the power to indemnify under Delaware law from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Business Corporation Law, and the indemnification provided for in the certificate of incorporation shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
Further, the registrant’s bylaws provide that it shall indemnify its officers and directors upon a determination by a majority of the board of directors who were not parties to such action, by independent legal counsel in a written opinion or by the stockholders that the person seeking indemnification has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and had no reasonable cause to believe such person’s conduct was unlawful. Any expense incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant.
The registrant may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the registrant similar to those conferred to directors and officers of the registrant as described above.
The registrant has insurance policies providing for indemnification of officers and directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud. In addition to indemnification provided for in our charter documents, we have entered into agreements with our executive officers providing for, among other things, indemnification to the fullest extent permitted by law from any and all liability, costs and expenses which may be assessed against the executive officer by reason of the performance of his responsibilities and duties under the terms of their employment agreement, provided such liability does not result from the willful misconduct or gross negligence of the executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as executive officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

$7,000,000 principal amount of 12.5% Subordinated Convertible Notes due July 1, 2011
(each Note convertible into shares of Common Stock)
46,666 Shares of Common Stock
BMP Sunstone Corporation

PROSPECTUS SUPPLEMENT

March 16, 2009
Philadelphia Brokerage Corporation